EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sovereign Bancorp, Inc. on Form S-4 of our report dated February 22, 1995, appearing in the Annual Report on Form 10-K of West Jersey Bancshares, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Parsippany, New Jersey
December 5, 1995